UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2007
SAVE THE WORLD AIR, INC.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	0-29185 (Commission File Number)	52-2088326 (IRS Employer Identification No.)
5125 Lankershim Boulevard, North Hollywood, California 91601
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (818) 487-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 8.01 Other Events
     The Company’s principal executive offices consist of leased space in North Hollywood, California. The Company leases this space from KZ Golf, Inc. (“KZG”). Bruce H. McKinnon, the Company’s President and Chief Executive Officer, and an incumbent director, is an owner of KZG. Mr. McKinnon’s wife is the President of KZG.
     The Company originally entered into a sublease with KZG on October 16, 2003, which sublease expired on October 16, 2005. The Company exercised an option to renew the sublease, which renewal term was due to expire on October 15, 2007. Through October 16, 2005, the rent was $3,400 per month for approximately 1,225 square feet, and for comprehensive office support services, including reception, parking and conference facilities. During the extended lease term, the rent was $3,740 per month.
     In connection with the Company’s need to acquire additional office space and expanded services as its business activities were then growing, the Company entered into a new sublease dated as of January 1, 2006 with KZG (the “2006 Sublease”), replacing the original sublease and the terms applicable under the extended term thereof. The 2006 Sublease is for a term of 19 months, expiring July 31, 2007. The new rent under the 2006 Sublease is $6,208 per month for approximately 1,700 square feet of office space, and for additional common area use, expanded office support services, including a computer network, and additional parking spaces. The Company has the right to renew the 2006 Sublease for an additional term of two years at a 10% increase over the then-current rent.
     Thereafter, in July 2006, the Company acquired two additional offices comprising approximately 250 square feet, and additional parking spaces, for which the Company pays KZG $964 per month in additional rent on a month-to-month basis, or a total of $7,172 per month.
     Due to the Company’s current cash flow difficulties, it has not been able to make most of its payments to KZG commencing January 2007. On July 12, 2007, KZG presented to the Company a Three-Day Notice to Pay or Quit, demanding payment of unpaid rent, additional rent and penalties, in the aggregate amount of $104,413 as of such date. In addition to the unpaid rent during 2007, it is apparently KZG’s position, taken for the first time, that there is a discrepancy in the calculation of base rent as far back as April 1, 2004 and that a penalty of $100 per day should be imposed continuously since January 1, 2006 under the terms of a certain provision of the 2006 Sublease.
     For numerous reasons, the Company strongly disagrees with the apparent position of KZG that there is a discrepancy in the calculation of base rent as far back as April 1, 2004 and that a penalty of $100 per day should be imposed continuously since January 1, 2006 under the terms of a certain provision of the 2006 Sublease. There may also be other aspects of KZG’s positions or apparent positions with which the Company strongly disagrees. The Company intends to fully assess the situation, closely monitor all developments, continue discussions with KZG and take any and all such action as may be necessary or appropriate. The Company did not exercise its option to renew the 2006

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Sublease. The Company is actively pursuing new office space, although alternate arrangements have not yet been finalized as of the date of this Report.
Item 9.01 Financial Statements and Exhibits
     None

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2007	SAVE THE WORLD AIR, INC.

	By:	/s/ Joseph Helleis

Joseph Helleis
Chairman of the Board

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